EXHIBIT 5.1


                           December __, 2001



Trustees
Sovereign Real Estate Investment Trust
1130 Berkshire Boulevard
Wyomissing, Pennsylvania 19610

Re:  Registration of 161,792 Shares of Series A
     Preferred Interests of Sovereign Real Estate
     Investment Trust ("Sovereign REIT") on Form S-4

Gentlemen:

     In connection with the registration of 161,792 shares of Series A Preferred Interests (the "REIT Preferred Interests") automatically and mandatorily exchanged for newly issued Series A Preferred Interests of Sovereign Bank ("Bank Preferred Stock") under certain circumstances covered by Sovereign REIT's Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("SEC"), we, as counsel to Sovereign REIT, have reviewed:

     (1) the Certificate of Trust of Sovereign REIT, as corrected;

     (2) the Amended and Restated Declaration of Trust of Sovereign REIT;

     (3)     the Bylaws of Sovereign REIT;

     (4)     resolutions adopted by the Trustees of Sovereign
             REIT relating to the authorization of the issuance of the REIT Preferred Interests;

     (5) a subsistence certificate with respect to the Bank issued by the Secretary of the State of Delaware;

     (6)     the Registration Statement; and

     (7) copies of the certificates representing shares of the REIT Preferred Interests.

     Based upon our review of the foregoing, it is our opinion that:

     (a) Sovereign REIT has been duly organized under the laws of State of Delaware and is validly subsisting under the laws of the State of Delaware; and
     (b) the REIT Preferred Interests issued and outstanding, on the date hereof, have been duly authorized, validly issued, fully paid and are non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent may be required.

                                  Very truly yours,

                                  STEVENS & LEE